UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2020

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2020, CHS Inc. (the “Company”) announced Olivia Nelligan’s appointment as Executive Vice President and Chief Financial Officer of the Company, effective January 29, 2020. In this role, Ms. Nelligan will serve as the Company’s principal financial officer for Securities and Exchange Commission (“SEC”) reporting purposes. Upon Ms. Nelligan’s appointment as Executive Vice President and Chief Financial Officer, Angela Olsonawski will cease to be the Company’s Interim Chief Financial Officer and principal financial officer for SEC reporting purposes. Ms. Olsonawski will continue in her role as Senior Vice President and Corporate Treasurer of the Company.

Ms. Nelligan, age 44 brings more than 20 years of experience as a global finance leader and business partner with expertise leading transformation across teams and delivering sustainable profitable growth. From June 2019 until her appointment as the Company’s Executive Vice President and Chief Financial Officer, Ms. Nelligan engaged in consulting services and served as chief executive officer of Inish Enterprises, a strategic advisory firm that she founded. From October 2017 to March 2019, Ms. Nelligan served as chief executive officer of Nasco, LLC (“Nasco”), a private equity owned company in Fort Atkinson, Wisconsin, that develops and distributes specialty products for education, healthcare, laboratory testing and agriculture. After serving as chief executive officer, Ms. Nelligan served as non-executive chairperson of Nasco from April 2019 to June 2019. Prior to serving as chief executive officer, Ms. Nelligan served as Nasco’s chief financial officer, from February 2017 to October 2017.

Prior to joining Nasco, Ms. Nelligan spent 14 years at Kerry Group (“Kerry”), a world leader in technology-based ingredients, flavors and solutions for food, beverage and pharmaceutical markets with offices in Tralee, Ireland and Beloit, Wisconsin. At Kerry, she held finance, strategy, and business leadership positions of increasing responsibility, including serving as global chief financial and strategic planning officer for the Taste & Nutrition division from October 2013 until she left her employment with Kerry in April 2016. In that role, she led the global finance organization, including financial planning, reporting, treasury, and tax. She was also an executive sponsor for the company’s global SAP migration and implementation oversight committee.

Ms. Nelligan has a bachelor’s degree in civil law and a higher diploma in business & financial information systems from University College Cork, Ireland, and an MBA from the Wisconsin School of Business at the University of Wisconsin - Madison and is also a chartered accountant.

Ms. Nelligan’s compensation is set forth in a Letter Agreement, dated January 7, 2020 (the “Letter Agreement”), between the Company and Ms. Nelligan. The Letter Agreement provides that Ms. Nelligan will have an initial annual base salary of $570,000 and receive a hiring bonus of $200,000 (which bonus amount is the amount that will be paid to Ms. Nelligan, after applicable tax withholdings), $100,000 of which will be paid as a lump sum within 30 days of January 29, 2020 (the “First Hiring Bonus Payment”) and $100,000 of which will be paid as a lump sum within 30 days following one year of employment with the Company (the “Second Hiring Bonus Payment”). In the event Ms. Nelligan voluntarily terminates, resigns or otherwise ends her relationship with the Company without good reason within one year of her start date, the Letter Agreement provides that she will reimburse the Company at the rate of 1/12th of the First Hiring Bonus Payment for each uncompleted month in such first year of employment. Similarly, in the event Ms. Nelligan voluntarily terminates, resigns or otherwise ends her relationship with the Company without good reason during the second year of her employment with the Company, the Letter Agreement provides that she will reimburse the Company at the rate of 1/12th of the total amount of the Second Hiring Bonus Payment for each uncompleted month in such second year of employment.

Ms. Nelligan will be eligible to participate in the Company’s Annual Variable Pay Plan, Long-Term Incentive Plan, Deferred Compensation Plan and Supplemental Executive Retirement Plan, each of which is described in the Company’s Annual Report on Form 10-K for the year ended August 31, 2019. The Letter Agreement provides that Ms. Nelligan’s target award for purposes of the Annual Variable Pay Plan will be equal to 115% of her annual base salary on August 31 of each year, and that the Company will give Ms. Nelligan a full year of credit for the fiscal 2020 Annual Variable Pay Plan, rather than prorate her award for the time that she is employed by the Company during the year ending August 31, 2020. Ms. Nelligan’s target award for purposes of the Long-Term Incentive Plan will be 115% of her base salary.

In the event of Ms. Nelligan’s involuntary termination without good cause or voluntary termination with good reason, the Letter Agreement provides that she will be entitled to one year of her then base salary and a prorated Annual Variable Pay Plan payment based on the time worked in the applicable fiscal year, in each case, conditioned on the execution of a general release agreement. Ms. Nelligan will be subject to one-year non-competition and non-solicitation covenants following her termination of employment.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Nelligan does not have any familial relationships, and there are no related party transactions in which Ms. Nelligan has an interest, requiring disclosure under Item 401(d) or Item 404(a), respectively, of Regulation S-K promulgated by the SEC.

Item 8.01.    Other Events.

On January 20, 2020, the Company issued a press release announcing Ms. Nelligan’s appointment as Executive Vice President and Chief Financial Officer of the Company, effective January 29, 2020. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated January 7, 2020, between CHS Inc. and Olivia Nelligan
99.1	Press Release dated January 20, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: January 21, 2020	By:	/s/ James M. Zappa
James M. Zappa
Executive Vice President and General Counsel